                                                                    EXHIBIT 10.1

                             AMERIGAS PROPANE, INC.

                               EXECUTIVE EMPLOYEE

                               SEVERANCE PAY PLAN

                      AS IN EFFECT AS OF DECEMBER 15, 2003

                                TABLE OF CONTENTS

                                                                                                           PAGE
Article I      Purpose and Term of Plan...................................................................  1

Article II     Definitions................................................................................  2

Article III    Participation and Eligibility for Benefits.................................................  4

Article IV     Benefit....................................................................................  5

Article V      Method and Duration of Benefit Payments....................................................  8

Article VI     Administration.............................................................................  9

Article VII    Amendment and Termination.................................................................. 11

Article VIII   Duties of the Company...................................................................... 12

Article IX     Claims Procedures.......................................................................... 13

Article X      Miscellaneous.............................................................................. 15

Appendix A     Change of Control..........................................................................  1

Appendix B     Release....................................................................................  1

                                   ARTICLE I

                            PURPOSE AND TERM OF PLAN

      Section 1.01 Background. This Plan is amended and restated in its entirety as of December 15, 2003, with all changes effective as of that date.

      Section 1.02 Purpose of the Plan. The Plan is intended to alleviate, in part or in full, financial hardships which may be experienced by certain of those employees of the Company whose employment is terminated without fault in recognition of their past service to the Company. In essence, benefits under the Plan are intended to be additional compensation for past services or for the continuation of specified fringe benefits for a transitional period. The amount or kind of benefit to be provided is to be based on the Executive Employee's Compensation and the fringe benefit programs applicable to the Participant at the Participant's Employment Termination Date. The Plan is not intended to be included in the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2)(B)(i) of ERISA. Rather, this Plan is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Accordingly, the benefits paid by the Plan are not deferred compensation and no employee shall have a vested right to such benefits. In addition, the Plan has been drafted to give the Company broad discretion in designating individuals who are eligible for benefits and the amount of such benefits. All actions taken by the Company shall be in its role as the plan sponsor and not as a fiduciary.

      Section 1.03 Term of the Plan. The Plan will continue until such time as the Company, acting in its sole discretion, elects to modify, supersede or terminate it in accordance with the further provisions hereof.

                                   ARTICLE II

                                   DEFINITIONS

      Section 2.01 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange of 1934, as amended.

      Section 2.02 "Benefit" or "Benefits" shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article IV of the Plan.

      Section 2.03 "Board of Directors" shall mean the Board of Directors of AmeriGas Propane, Inc., or any successor thereto.

      Section 2.04 "Chairman of the Board" shall mean the individual serving as the Chairman of the Board of Directors of AmeriGas Propane, Inc. as of the date of reference.

      Section 2.05 "Change of Control" shall mean a change of control as defined in the attached Appendix A, as amended from time to time by the Committee, in its discretion.

      Section 2.06 "Chief Executive Officer" shall mean the individual serving as the Chief Executive Officer of AmeriGas Propane, Inc. as of the date of reference.

      Section 2.07 "Committee" shall mean the administrative committee designated pursuant to Article VI of the Plan to administer the Plan in accordance with its terms, or its delegate.

      Section 2.08 "Company" shall mean AmeriGas Propane, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to AmeriGas Propane, Inc. or any subsidiary or Affiliate which has adopted the Plan, or a corporation succeeding to the business of AmeriGas Propane, Inc., or any subsidiary or Affiliate, by merger, consolidation or liquidation or purchase of assets or stock or similar transaction.

      Section 2.09 "Compensation" shall mean the Participant's annual base salary and applicable target annual bonus amount, if any, in effect on the first day of the calendar quarter immediately preceding the Participant's Employment Termination Date.

      Section 2.10 "Employment Commencement Date" shall mean the most recent day on which a Participant became an employee of the Company, any Affiliate of the Company, or any entity whose business or assets have been acquired by the Company, its Affiliates or by any predecessor of such entities, unless the Committee determines to give credit for prior service, if any.

      Section 2.11 "Employment Termination Date" shall mean the date on which the current employment relationship between the Participant and the Company is terminated.

      Section 2.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      Section 2.13 "Executive Employee" shall mean an employee of the Company who is classified as Grade 36 or above at the employee's Employment Termination Date.

      Section 2.14 "Executive Equity Plan" shall mean the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan (or its successor, as designated by the Committee), the UGI Corporation 1997 Stock Option and Dividend Equivalent Plan, the UGI Corporation 2000 Stock Incentive Plan, and the UGI Corporation 2004 Omnibus Equity Compensation Plan (or its successor, as designated by the Committee).

      Section 2.15 "Just Cause" shall mean dismissal due to misappropriation of funds, substance abuse, habitual insobriety, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its subsidiaries and Affiliates taken as a whole. Disputes with respect to whether Just Cause exists shall be resolved in accordance with Article IX.

      Section 2.16 "Participant" shall mean any Executive Employee who has been designated by the Company as a participant in this Plan.

      Section 2.17 "Plan" shall mean the AmeriGas Propane, Inc. Executive Employee Severance Pay Plan, as set forth herein, and as the same may from time to time be amended.

      Section 2.18 "Plan Year" shall mean each fiscal year of the Company during which this Plan is in effect.

      Section 2.19 "Release" shall mean a release of employment-related claims in such form as may be proscribed by the Company, acting as an employer and not as a fiduciary, from time to time and with such modifications as the Company deems appropriate for the Participant's particular situation. A copy of the current form is attached as Appendix B.

      Section 2.20 "Restricted Awards" shall mean restricted units, restricted stock, stock units, performance units, and dividend equivalents and distribution equivalents with respect to any of the foregoing that are granted to a Participant under an Executive Equity Plan as determined by the Committee. The term "Restricted Awards" shall not include stock options.

      Section 2.21 "Salary Continuation Period" shall equal one business day for each month which is included in the Participant's Years of Service plus the number of months of paid notice under Section 4.01(c) to a maximum of fifteen
(15) months (eighteen (18) months in the case of the Chief Executive Officer).

      Section 2.22 "Year of Service" shall mean each twelve-month period (or part thereof) beginning on the Executive Employee's Employment Commencement Date and ending on each anniversary thereof. Additional Years of Service based on earlier employment with the Company, any Affiliate of the Company or any entity whose business or assets have been acquired by the Company, its Affiliates or by any predecessor of such entities, shall be counted only if permitted by the Committee.

                                  ARTICLE III

                                  PARTICIPATION
                          AND ELIGIBILITY FOR BENEFITS

      Section 3.01 General Eligibility Requirement. In its sole discretion, the Company may grant a Benefit under this Plan to any Executive Employee whom the Company designates as a Participant and whose employment is terminated by the Company other than for Just Cause, death, or continuous illness, injury or incapacity for a period of six consecutive months. Notwithstanding anything herein to the contrary, an employee will not be considered to have incurred a termination by the Company for purposes of this Plan if his or her employment is discontinued due to voluntary resignation or the expiration of a leave of absence. In addition, the Participant must meet the requirements of Section 3.03 in order to receive a Benefit under this Plan.

      Section 3.02 Substantially Comparable Employment. In the absence of a Change of Control, notwithstanding anything herein to the contrary, no Benefits shall be due hereunder to a Participant in connection with the disposition of a business, division, or Affiliate by the Company or an Affiliate if substantially comparable terms of employment, as determined by the Committee, have been offered to the Participant by the transferee; provided, however, that the Committee, in such situation, may determine that the Company will provide some or all of the Benefits to a Participant whose employment with the Company is terminated as described in Section 3.01. This Section 3.02 shall not apply at or after a Change of Control.

      Section 3.03 Conditions to Entitlement to Benefits. As further conditions to entitlement to Benefits under the Plan, all Participants must, prior to the payment of any Benefits due hereunder, (i) sign and not rescind or contest the enforceability of a Release; (ii) sign and not rescind or contest the enforceability of a confidentiality and post-employment activities agreement in such form as may be proscribed by the Company, acting as an employer and not as a fiduciary; (iii) return to the Company any and all Company property held by the Participant, including but not limited to, all reports, manuals, memoranda, computer disks, tapes and data made available to the Participant during the performance of the Participant's duties, including all copies; (iv) hold confidential any and all information concerning the Company, whether with respect to its business, subscribers, providers, customers, operations, finances, employees, contractors, or otherwise; (v) cooperate fully with the Company to complete the transition of matters with which the Participant is familiar or responsible to other employees and make himself or herself available to answer questions or assist in matters which may require attention after the Participant's Employment Termination Date. If the Company determines, in its sole discretion, that the Participant has violated one or more of the above conditions to entitlement to Benefits, the Committee may determine that it will not pay the Benefits or may discontinue the payment of Benefits under the Plan. Any remedy under this Section 3.03 shall be in addition to, and not in place of, any other remedy the Company may have, at law or otherwise.

                                   ARTICLE IV

                                     BENEFIT

      Section 4.01 Amount of Immediate Cash Benefit. Subject to the provisions of Article VII, the Company, acting in its role as plan sponsor and not as a fiduciary, shall determine which Executive Employees shall be awarded a Benefit hereunder and the amount of such Benefit. The Company may take into account any factors it determines to be relevant in deciding which Executive Employees shall be awarded Benefits and the amount of such Benefits, and need not apply its determinations in a uniform manner to terminated Executive Employees similarly situated. All such decisions shall be final, binding, and conclusive with respect to the Participant. The cash amount to be paid to a Participant eligible to receive Benefits under Section 3.01 hereof shall be paid in a lump sum as provided in Section 5.01 hereof and shall equal the sum of the amounts described in subsections (a) through (d), less the amount described in subsection (e), except that any payment under paragraph (b) below that is based on annual financial performance will be excluded from the lump sum payment and paid separately as provided below:

            (a) An amount equal to the Participant's earned and accrued vacation entitlement, including banked vacation time, and personal holidays through the end of the Participant's Salary Continuation Period.

            (b) An amount equal to the Participant's annual target bonus amount under the applicable annual bonus plan (or its successor) for the current Plan Year multiplied by the number of months elapsed in the current Plan Year to his or her Employment Termination Date and divided by twelve (12), together with any amounts previously deferred by the Participant under such plan (with interest thereon at the rate prescribed by such plan) as well as any amounts due from the prior year under such plan but not yet paid, provided, however, that if the Employment Termination Date occurs in the last two (2) months of the fiscal year, in lieu of the payment described above, the amount to be paid pursuant to this clause (b) shall be determined and paid after the end of the fiscal year in accordance with the terms and conditions of the applicable annual bonus plan as though the Participant were still an Employee, except that the weighting to be applied to the Participant's business/financial performance goals under the annual bonus plan will be deemed to be 100%; provided further, however, that in the discretion of the Chief Executive Officer, the amount payable pursuant to this paragraph (b) for Employment Termination Dates occurring in the last two
(2) months of the fiscal year may be computed in the same manner as that provided for Employment Termination Dates occurring during the first ten (10) months of the fiscal year.

            (c) In the case of the Chief Executive Officer, an amount of paid notice equal to one hundred thirty (130) times a fraction, the numerator of which is the Chief Executive Officer's Compensation and the denominator of which is two hundred sixty (260), and in the case of all other Participants, paid notice calculated as an amount equal to sixty-five (65) times a fraction the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty (260).

            (d) An amount equal to the number of the Participant's Years of Service multiplied by twelve (12) times a fraction, the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty
(260); provided, however, that such amount shall not exceed 100% of the Participant's Compensation.

            (e) If the Participant's employment with the Company terminates before a Change of Control, the cash amount computed in subsections (a) through
(d) above shall be reduced by the amount of cash and the fair market value of any partnership units, stock or other property that is payable to the Participant under Restricted Awards after the Participant's termination of employment, as determined by the Committee. The Committee may determine that payment of a portion of the Benefit under this Plan will be delayed pending calculation of the amount payable under Restricted Awards, or the Committee may decide to pay the amounts described in subsections (a) through (d) above immediately and offset amounts payable under the Restricted Awards by the amount of the Benefit previously paid under this Plan. In no event shall a Participant be required to return to the Company any amounts previously paid under this Plan as a result of a decline in the value of Restricted Awards.

            (f) The offset described in subsection (e) shall not apply if the Participant's employment with the Company terminates at or after a Change of Control. In addition, the offset described in subsection (e) shall not apply to any Restricted Awards for which all requirements for payment have been met before the Participant's Employment Termination Date (for example, if the restriction period for a Restricted Award ends on December 31, 2003, the Restricted Award is payable on February 1, 2004 and the Participant's employment is terminated on January 15, 2004, Benefits under this Plan shall not be offset by the Restricted Award).

            (g) Notwithstanding the foregoing, the minimum payment calculated under subsections (a) through (d) above shall not be less than six (6) months of base salary at the level in effect on the beginning of the quarter immediately preceding the Employment Termination Date, without regard for target bonus, for Participants in employment grades 36-39 and one (1) year's base salary in effect on the beginning of the quarter immediately preceding the Employment Termination Date, without regard for target bonus, for Participants in employment grades 40 and higher.

      Section 4.02 Executive Benefits. The Participant shall continue to be entitled, through the end of the Participant's Salary Continuation Period, to those employee benefits and executive perquisites listed below, and as in effect from time to time during the Salary Continuation Period, if any, based upon the amount of coverage or benefit provided at the Participant's Employment Termination Date:

                  (a) Basic Life Insurance;

                  (b) Supplemental Life Insurance;

                  (c) Medical Plan and Denial Assistance Plan, including COBRA continuation coverage;

                  (d) AmeriGas Propane, Inc. Supplemental Executive Retirement Plan, and

                  (e) UGI Corporation Senior Executive Retirement Plan, to the extent applicable.

In each case, when contributions are required of all executive employees at the time of the Participant's Employment Termination Date, or thereafter, if required of all other executive employees, the Participant shall be responsible for making the required contributions, on an after-tax basis only, during the Salary Continuation Period in order to be eligible for the coverage. Notwithstanding the foregoing language, the Participant shall not be entitled to make any Flexible Spending Account (childcare or medical) contributions during the Salary Continuation Period. In lieu of any or all of the coverages provided under any of clauses (a) through (c) above, the Company may pay to the Participant, at the time payment is otherwise to be made of cash Benefits pursuant to Section 5.01 hereof, a single lump sum payment equal to the then present value of the cost of such coverages. Notwithstanding anything herein to the contrary, any such coverages shall be discontinued if, and at the time, the Participant obtains other employment and becomes eligible to participate in the plan of, or is provided similar coverage by, a new employer; provided, however, that the Participant shall not be required to refund any sum to the Company should a lump sum have been paid pursuant to the preceding sentence. Any applicable conversion rights shall be provided to the Participant at the time coverage ceases. The Committee shall determine to what extent, if any, any other perquisites or benefit coverage such as tax preparation services, etc. shall continue to be provided during the Salary Continuation Period and whether the Participant shall be entitled to outplacement services or to receive title to the Participant's Company-supplied automobile, if any, in which case the value of the Participant's cash Benefit under Section 4.01 hereof shall be increased accordingly. The Participant shall be responsible for the payment of sales tax on such automobile, if any.

      Section 4.03 Retirement Plans. This Plan shall not govern and shall in no way affect the Participant's interest in, or entitlement to benefits under, any of the Company's "qualified" retirement plans, and any payments received under any such plan shall not affect a Participant's right to any Benefit hereunder.

      Section 4.04 Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of retirement benefits under the Company's "qualified" retirement plans or an Executive Equity Plan, and a terminated employee shall not, except as provided in Section 4.01(a) hereof, accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Salary Continuation Period during which benefits are payable under this Plan. The benefits payable under this Plan shall be in addition to and not in lieu of any payments or benefits due to the Participant under any other plan, policy, or program of the Company, and its subsidiaries, or Affiliates. Notwithstanding anything herein to the contrary, as determined by the Committee, the Benefits payable under this Plan to any Participant may be reduced by any and all payments required to be made by the Company under federal, state and local law, including, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et. seq., or under any employment agreement or special severance arrangement.

                                   ARTICLE V

                     METHOD AND DURATION OF BENEFIT PAYMENTS

      Section 5.01 Method of Payment. The cash Benefits to which a Participant is entitled, as determined pursuant to Article IV hereof, shall be paid in a lump sum. Payment shall be made by mailing to the last address provided by the Participant to the Company. Payment shall be made within thirty (30) days after the Participant's Employment Termination Date, except as otherwise provided in
Section 4.01(b), and after the execution of the Release required under Section
3.03 and the expiration of the required revocation period specified in the Release. All payments under the Plan are subject to applicable federal, state and local taxes.

      Section 5.02 Payments to Beneficiaries. Each Participant shall designate one or more beneficiaries to receive any Benefits due hereunder in the event of the Participant's death prior to the receipt of all such Benefits. Such beneficiary designation shall be made in the manner, and at the time, prescribed by the Committee in its sole discretion. In the absence of an effective beneficiary designation hereunder, the Participant's estate shall be deemed to be the Participant's designated beneficiary.

                                   ARTICLE VI

                                 ADMINISTRATION

      Section 6.01 Appointment. The Committee shall consist of one (1) or more persons appointed by the Chairman of the Board. Committee members may be, but need not be, employees of the Company, including the Chairman of the Board and the Chief Executive Officer, whether or not they are one and the same person.

      Section 6.02 Tenure. Committee members shall serve at the pleasure of the Chairman of the Board. Committee members may resign at any time on ten (10) days' written notice, and Committee members may be discharged, with or without cause, at any time by the Chairman of the Board.

      Section 6.03 Authority and Duties. It shall be the duty of the Committee, on the basis of information supplied to it by the Company, to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefit to which each such Participant may be entitled, and to determine the manner and time of payment of the Benefit consistent with the provisions hereof. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The Committee shall have the full power and discretionary authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. All decisions, actions, and interpretations of the Committee shall be final, binding, and conclusive upon the parties. The Committee may delegate ministerial and other responsibilities to one or more Company employees.

      Section 6.04 Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting. or at the direction of the Chairperson, without a meeting, by mail, telegraph, telephone, or electronic communication device; provided that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon.

      Section 6.05 Officers of the Committee. The Chairman of the Board shall designate one of the members of the Committee to serve as Chairperson thereof. The Chairman of the Board shall also designate a person to serve as Secretary of the Committee, which person may be, but need not be, a member of the Committee.

      Section 6.06 Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee.

      Section 6.07 Records, Reporting, and Disclosure. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the

Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

      Section 6.08 Actions of the Committee. Whenever a determination is required of the Committee under the Plan, such determination shall be made solely at the discretion of the Committee. In addition, the exercise of discretion by the Committee need not be uniformly applied to similarly situated Participants and shall be final and binding on each Participant or beneficiary(ies) to whom the determination is directed.

      Section 6.09 Benefits of the Chief Executive Officer. Whenever a determination is required with respect to the Chief Executive Officer under the Plan, the individual then serving as the Chairman of the Board of Directors of UGI Corporation shall make all determinations with respect to the Chief Executive Officer as to any matter that directly pertains to, or affects, the Chief Executive Officer.

      Section 6.10 Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law, if any, shall be required by the Plan.

                                  ARTICLE VII

                            AMENDMENT AND TERMINATION

      Section 7.01 Amendment, Suspension, and Termination. AmeriGas Propane, Inc., by action of its Board of Directors or Compensation/Pension Committee, retains the right, at any time and from time to time, to amend, suspend, or terminate the Plan in whole or in part, for any reason, and without either the consent of or prior notification to any Participant. No such amendment shall give the Company the right to recover any amount paid to a Participant prior to the date of such amendment or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits.

                                  ARTICLE VIII

                              DUTIES OF THE COMPANY

      Section 8.01 Records. The Company shall supply to the Committee all records and information necessary to the performance of the Committee's duties.

      Section 8.02 Payment. The Company shall make payments from its general assets to Participants in accordance with the terms of the Plan, as directed by the Committee.

      Section 8.03 Discretion. Any decisions, actions or interpretations to be made under the Plan by the Company shall be made in its sole discretion, not in any fiduciary capacity and need not be uniformly applied to similarly situated individuals, and such decisions, actions or interpretations shall be final, binding and conclusive upon all parties.

                                   ARTICLE IX

                                CLAIMS PROCEDURES

      Section 9.01 Application for Benefits. Participants who believe they are eligible for benefits under this Plan may apply for such benefits by completing and filing with the Committee an application for benefits on a form supplied by the Committee. Before the date on which benefit payments commence, each such application must be supported by such information as the Committee deems relevant and appropriate.

      Section 9.02 Claim. A terminated employee may contest his or her eligibility for the amount of benefit awarded by completing and filing with the Committee a written request for review in the manner specified by the Committee. Each such application must be supported by such information as the Committee deems relevant and appropriate. The Committee will review the claim and provide notice to the terminated employee, in writing, within 90 days after the claim is filed unless special circumstances require an extension of time for processing the claim. In no event shall the extension exceed a period of 90 days from the end of the initial period. In the event that any claim for benefits is denied in whole or in part, the terminated employee whose claim has been so denied shall be notified of such denial in writing by the Committee. The notice advising of the denial shall be written in a manner calculated to be understood by the terminated employee and shall set forth: (i) specific references to the pertinent Plan provisions on which the denial is based; (ii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary; and (iii) an explanation of the Plan's claim procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

      Section 9.03 Appeals of Denied Claims for Benefits. All appeals shall be made by the following procedure:

            (a) The terminated employee whose claim has been denied shall file with the Committee a notice of appeal of the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of the claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

            (b) The claimant or his duly authorized representative may:

                  1. request a review upon written notice to the Committee;

                  2. examine the Plan and obtain, upon request and without charge, copies of all information relevant to the claimant's appeal; and

                  3. submit issues and comments in writing.

            (c) The Named Appeals Fiduciary (as described in Section 9.04) shall issue a decision no later than 60 days after receipt of a request for review unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the terminated employee's notice of appeal.

            (d) The Named Appeals Fiduciary shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant.

            (e) The Named Appeals Fiduciary shall render a determination upon the appealed claim, which determination shall be accompanied by a written statement setting forth:

                  1. specific reasons for the decision, written in a manner calculated to be understood by the claimant;

                  2. specific references to the pertinent Plan provisions upon which the decision is based;

                  3. the claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

                  4. the claimant's right to bring a civil action under section 502(a) of ERISA.

      Section 9.04 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board of Directors, or, if no such person or persons be named, then the person or persons named by the Committee as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board of Directors, and any Named Appeals Fiduciary named by the Committee may be removed by the Committee. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and unless appointed to other fiduciary responsibilities, shall have no authority, responsibility or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                                   ARTICLE X

                                 MISCELLANEOUS

      Section 10.01 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which the Participant may expect to receive, contingently or otherwise, under this Plan.

      Section 10.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

      Section 10.03 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

      Section 10.04 Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. Unless the Committee directs otherwise, the Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or a division or Affiliate thereof, (i) to acknowledge expressly that this Plan is binding upon and enforceable against the Company in accordance with the terms hereof, (ii) to become jointly and severally obligated with the Company to perform the obligations under this Plan, and (iii) to agree not to amend or terminate the Plan for a period of three (3) years after the date of succession without the consent of the affected Participant.

      Section 10.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

      Section 10.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

      Section 10.07 Unfunded Plan. The Plan shall not be funded. The Company may, but shall not be required to, set aside or designate an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits.

      Section 10.08 Payments to Incompetent Persons. etc. Any Benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto.

      Section 10.09 Lost Payees. A Benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

      Section 10.10 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, to the extent not preempted by Federal law, without giving effect to any Pennsylvania choice of law provisions.

      IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the____ day of __________.

                                                        AMERIGAS PROPANE, INC.
Attest

____________________________________        By:_________________________________
Secretary                                      Vice President - Human Resources

                                   APPENDIX A

                                CHANGE OF CONTROL

      For purposes of this Plan, the term "Change of Control," and defined terms used in the definition of "Change of Control," shall have the following meanings:

            1. "Change of Control" shall mean:

                  (a) Any Person (except UGI, any Subsidiary of UGI, any employee benefit plan of UGI or of any Subsidiary of UGI, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of UGI (the "Outstanding UGI Common Stock") or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the "UGI Voting Securities"); in either case unless the members of UGI's Executive Committee in office immediately prior to such acquisition determine within five business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the Change of Control provisions of this Plan; or

                  (b) Individuals who, as of the beginning of any twenty-four
(24) month period, constitute the UGI Board of Directors (the "Incumbent UGI Board") cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (c) Completion by UGI of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; in either case unless the members of UGI's Executive Committee in office immediately prior to such Business Combination determine at the time of such Business Combination that the circumstances do not warrant the implementation of the Change of Control provisions of this Plan; or

                  (d) Completion of (a) a complete liquidation or dissolution of UGI or (b) sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition; in either case unless the members of UGI's Executive Committee in office immediately prior to such sale or disposition determine at the time of such sale or disposition that the circumstances do not warrant the implementation of the Change of Control provisions of this Plan; or

                  (e) Completion by the Company, Public Partnership or the Operating Partnership of a reorganization, merger or consolidation (a "Propane Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Company's voting securities or of the outstanding units of AmeriGas Partners, L.P. ("Outstanding Units") immediately prior to such Propane Business Combination do not, following such Propane Business Combination, Beneficially Own, directly or indirectly, (a) if the entity resulting from such Propane Business Combination is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation in substantially the same proportion as their ownership immediately prior to such Combination of the Company's voting securities or the Outstanding Units, as the case may be, or, (b) if the entity resulting from such Propane Business Combination is a partnership, more than fifty percent (50%) of the then outstanding common units of such partnership in substantially the same proportion as their ownership immediately prior to such Propane Business Combination of the Company's voting securities or the Outstanding Units, as the case may be; or

                  (f) Completion of (a) a complete liquidation or dissolution of the Company, the Public Partnership or the Operating Partnership or (b) sale or other disposition of all or substantially all of the assets of the Company, the Public Partnership or the Operating Partnership other than to an entity with respect to which, following such sale or disposition, (I) if such entity is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition, or, (II) if such entity is a partnership, more than fifty percent (50%) of the then outstanding common units is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company's voting securities or of the Outstanding Units immediately prior to such sale or disposition; or

                  (g) UGI and its Subsidiaries fail to own more than fifty percent (50%) of the then outstanding general partnership interests of the Public Partnership or the Operating Partnership; or

                  (h) UGI and its Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of the Company or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

                  (i) The Company is removed as the general partner of the Public Partnership by vote of the limited partners of the Public Partnership, or is removed as the general partner of the Public Partnership or the Operating Partnership as a result of judicial or administrative proceedings involving the Company, the Public Partnership or the Operating Partnership.

            2. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            3. A Person shall be deemed the "Beneficial Owner" of any securities: (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial

Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

            4. "Operating Partnership" shall mean AmeriGas Propane, L.P.

            5. "Public Partnership" shall mean AmeriGas Partners, L.P.

            6. "Person" shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

            7. "Subsidiary" shall mean any corporation in which UGI or the Company, as applicable, directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI or the Company, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

            8. "UGI" shall mean UGI Corporation.

                                   APPENDIX B

                                     RELEASE

                                      B-1